UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2013

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation (the “Company”) held on May 23, 2013, Proposals 1, 2, 3 and 4 were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 18, 2013. At the Annual Meeting, the holders of 27,097,821 shares of the Company’s common stock, which represents approximately 95% of the shares of the Company’s common stock outstanding and entitled to vote as of the record date for the Annual Meeting of March 25, 2013, were represented in person or by proxy. The voting results of the Annual Meeting are set forth below.

Proposal 1 – Election of Directors – The Company’s stockholders elected James A. Moore, Philip A. Brooks and Ronald A. Malone to each serve as a director of the Company for three-year terms expiring in 2016. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
James A. Moore	22,673,460	456,536	3,967,825
Philip A. Brooks	22,867,415	262,581	3,967,825
Ronald A. Malone	22,867,715	262,281	3,967,825

Proposal 2 – Ratification of the Appointment of the Company’s Independent Auditors – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors. The voting results were 27,055,581 shares “FOR,” 28,780 shares “AGAINST,” and 13,460 abstentions.

Proposal 3 – Advisory Vote on Executive Compensation – The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 22,526,156 shares “FOR,” 428,072 shares “AGAINST,” 175,768 abstentions, and 3,967,825 broker non-votes.

Proposal 4 – Approval of Amendment to the Company’s Rights Agreement – The Company’s stockholders approved the First Amendment to Rights Agreement, dated March 5, 2013, between the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services, LLC), as Rights Agent. The voting results were 15,258,950 shares “FOR,” 7,849,799 shares “AGAINST,” 21,247 abstentions, and 3,967,825 broker non-votes.

Item 7.01 Regulation FD Disclosure.

On May 28, 2013, the Company issued a press release announcing the launch of its new branding strategy that involves an integrated marketing program inclusive of a refreshed corporate logo, enhanced marketing content, new responsive website and a new color palette and image scheme. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on

Form 8-K.

Attached hereto as Exhibit 99.2 is an updated slideshow presentation of the Company.

The information being furnished under Item 7.01, Exhibit 99.1, and Exhibit 99.2 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release and the presentation contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

In the presentation, the Company’s management utilized non-GAAP financial measures to describe the Company’s adjusted EBITDAR, adjusted CFFO, adjusted CFFO per share and other items. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for its facilities and for the Company as a whole. These measures are commonly used as an analytical indicator within the senior housing industry, and also serve as a measure of leverage capacity and debt service ability. The Company has provided this information in order to enhance investors overall understanding of the Company’s financial performance and prospects. In addition, because the Company has historically provided this type of information to the investment community, the Company believes that including this information provides consistency in its financial reporting.

These non-GAAP financial measures should not be considered as measures of financial performance under generally accepted accounting principles, and items excluded from them are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities, earnings per share or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because these measures are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

*99.1	Press Release dated May 28, 2013.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013	Capital Senior Living Corporation

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President and
General Counsel and Secretary

EXHIBIT INDEX

*99.1	Press Release dated May 28, 2013.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.